UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 15, 2011

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On June 15, 2011, the Company announced that it expects to record an after-tax restructuring charge in the range of $500-$600 million in the second quarter of 2011 as a result of restructuring plans announced by its subsidiary, Cordis Corporation.  In a separate press release, Cordis Corporation announced the discontinuation of its clinical development program for the NEVO™ Sirolimus—Eluting Coronary Stent, cessation of the manufacture of CYPHER® and CYPHER SELECT® Plus Sirolimus-Eluting Coronary Stents by the end of 2011, and other plans related to its cardiovascular business.

The related press releases are attached to this Report as Exhibits 99.1 and 99.2.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

99.1  Johnson & Johnson press release dated June 15, 2011.

99.2  Cordis Corporation press release dated June 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
Date: June 15, 2011	By:	/s/ Douglas K. Chia
Douglas K. Chia
Secretary